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                                   EXHIBIT 21

                  SUBSIDIARIES OF CODORUS VALLEY BANCORP, INC.

1.   PeoplesBank, A Codorus Valley Company - 100% owned
     (chartered in Pennsylvania)
     1 Manchester Street, P.O. Box 67
     Glen Rock, Pennsylvania 17327

2.   SYC Realty Company, Inc. - 100% owned
     (incorporated in Pennsylvania)
     1 Manchester Street, P.O. Box 67
     Glen Rock, Pennsylvania 17327

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